Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

As independent certified public accountants, we hereby consent to incorporation of our report, dated September 1, 2001, on the financial statements of DataHand Systems, Inc., included in this Form 10-SB.


/s/ Mark Shelley

Shelley International, CPA

Mesa, Arizona

October 3, 2001